EXHIBIT 10.21

August 27, 2019
(1)    KONINKLIJKE BUNGE B.V. (f/k/a Bunge Finance B.V.), as Subordinated Lender
(2)    BUNGE SECURITIZATION B.V., as Seller
(3)    KONINKLIJKE BUNGE B.V. (f/k/a Bunge Finance B.V.), as Master Servicer
(4)     COÖPERATIEVE RABOBANK U.A. (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.), as Administrative Agent

FIRST AMENDMENT TO THE SUBORDINATED LOAN AGREEMENT

Contents
Clause        Page

1.    Definitions and interpretation    1
2.    Amendment of the Subordinated Loan Agreement    2
3.    Representations    2
4.    Continuance    2
5.    Further Assurance    2
6.    Conditions Precedent    3
7.    Notices, etc    3
8.    Execution in counterparts    3
9.    Governing law; submission to jurisdiction    3
10.    No proceeding; limited recourse    3

THIS FIRST AMENDMENT TO THE SUBORDINATED LOAN AGREEMENT (this “Amendment”) is dated August 27, 2019 and made by and among:
(1)    KONINKLIJKE BUNGE B.V. (f/k/a Bunge Finance B.V.), a private limited liability company organized under the laws of the Netherlands, as Subordinated Lender (the “Subordinated Lender”);
(2)    BUNGE SECURITIZATION B.V., a private limited liability company organized under the laws of the Netherlands, as Seller (the “Seller”);
(3)    KONINKLIJKE BUNGE B.V. (f/k/a Bunge Finance B.V.), a private limited liability company organized under the laws of the Netherlands, as Master Servicer (the “Master Servicer”); and
(4)    COÖPERATIEVE RABOBANK U.A. (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.) a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) incorporated under the laws of the Netherlands and established in Amsterdam, the Netherlands, as Administrative Agent (the “Administrative Agent”),
    the Subordinated Lender, the Seller, the Master Servicer and the Administrative Agent are hereinafter collectively referred to as the “Parties” and each of them a “Party”.
BACKGROUND:
(A)    This Amendment is supplemental to and amends the Subordinated Loan Agreement, dated June 1, 2011, made among the Parties to this Amendment (the "Subordinated Loan Agreement").
(B)    The Parties have agreed to amend the Subordinated Loan Agreement on the terms set out below.
(C)    This Amendment is a Transaction Document as defined in the Receivables Transfer Agreement, dated June 1, 2011 (as amended and restated on May 26, 2016, as further amended on June 30, 2016, October 11, 2016, May 31, 2017, October 31, 2017, January 12, 2018, February 19, 2019, May 29, 2019 and on the date hereof), among the Seller, the Master Servicer, the Subordinated Lender, the persons from time to time party thereto as Conduit Purchasers, the persons from time to time party thereto as Committed Purchasers, the persons from time to time party thereto as Purchaser Agents, the Administrative Agent, and Bunge Limited, as Performance Undertaking Provider (the “Receivables Transfer Agreement”).
IT IS AGREED that:
1.    Definitions and interpretation
Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned to such terms in Section 1.1 (Certain defined terms) of the

Receivables Transfer Agreement. The principles of interpretation set forth in Section 1.2 (Other terms) and 1.3 (Computation of time periods) of the Receivables Transfer Agreement shall apply to this Amendment as if fully set forth herein.
2.    Amendment of the SUBORDINATED LOAN Agreement
With effect from the Amendment Effective Date (as such term is defined in Clause 6 (Conditions Precedent)), the Subordinated Loan Agreement shall be amended as follows:
Section 3.1 of the Subordinated Loan Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:
“3.1    Interest
The Seller shall pay interest with respect to each Subordinated Loan on the aggregate outstanding principal amount of such Subordinated Loan from time to time at a variable rate per annum equal to the Eurocurrency Rate for the applicable currency in effect for any corresponding Tranche Period under the Receivables Transfer Agreement plus [●]% (or at such other rate of interest that the Seller and the Subordinated Lender (with the consent of the Administrative Agent (such consent not to be unreasonably withheld)) agree more accurately reflects a market rate of interest on loans similar to the loans to be made hereunder). In the event that the Seller and the Subordinated Lender choose to use an interest rate other than the Eurocurrency Rate, the Seller and Subordinated Lender shall document such agreed upon interest rate in the Subordinated Loan Investment Request. Such interest shall, in accordance with Sections 2.6 (Collections prior to Facility Termination Date) and 2.7 (Collections after Facility Termination Date), as applicable, of the Receivables Transfer Agreement, be paid on each Settlement Date on which the Subordinated Loan is repayable in accordance with Section 3.2 to the extent that the Seller has available funds that are not needed to satisfy Senior Obligations then due and owing.”

3.    REPRESENTATIONS
Each of the Seller and the Subordinated Lender represents and warrants to the other Parties hereto that, after giving effect to this Amendment, each of its representations and warranties set forth in the Subordinated Loan Agreement, as such representations and warranties apply to such Party, is true and correct in all material respects on and as of the date hereof as though made on and as of such date except for representations and warranties stated to refer to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date.
4.    Continuance
The Parties hereby confirm that the provisions of the Subordinated Loan Agreement and the other Transaction Documents shall continue in full force and effect, subject only to the amendments effected thereto by this Amendment.

5.    Further Assurance
The Parties shall, upon request of the Administrative Agent, and at the cost of the Seller, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected by this Amendment. Each of the Parties thereto hereby ratifies and confirms each of the Transaction Documents to which it is a party.
6.    CONDITIONS PRECEDENT
This Amendment shall become effective as of the date first above written upon the Administrative Agent’s receipt of counterparts of this Amendment duly executed by each of the Parties (the “Amendment Effective Date”).
7,    Notices, etc.
All communications and notices provided for hereunder shall be provided in the manner described in Schedule 2 (Address and Notice Information) to the Receivables Transfer Agreement.
8.    Execution in counterparts
This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic file in a format that is accessible by the recipient shall be effective as delivery of a manually executed counterpart of this Amendment.
9.    Governing law; submission to jurisdiction
This Amendment shall be governed by and construed in accordance with the law of the state of new york.
Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment. Each Party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10.    NO PROCEEDING; LIMITED RECOURSE
Each of the Parties hereto hereby agrees that (i) it will not institute against any Conduit Purchaser any proceeding of the type referred to in the definition of Event of Bankruptcy until there shall have elapsed two years plus one day since the Final Payout Date and (ii) notwithstanding anything contained herein or in any other Transaction Document to the contrary, the obligations of the Conduit Purchasers under the Transaction Documents are solely the corporate obligations of the Conduit Purchasers and shall be payable solely to the extent of funds which are received by the Conduit Purchasers pursuant to the Transaction Documents and available for such payment in accordance with the terms of the Transaction Documents and shall be non-recourse other than with respect to such available funds and, without limiting this Section 10, if ever and until such time as any Conduit Purchaser has sufficient funds to pay such obligation shall not constitute a claim against such Conduit Purchaser.
No recourse under any obligation, covenant or agreement of any Committed Purchaser or Conduit Purchaser contained in this Amendment or any other Transaction Document shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Committed Purchaser or Conduit Purchaser by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Amendment and the other Transaction Documents are solely a corporate obligation of such Conduit Purchaser, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of such Committed Purchaser or Conduit Purchaser or any of them under or by reason of any of the obligations, covenants or agreements of such Committed Purchaser or Conduit Purchaser contained in this Amendment or any other Transaction Document, or implied therefrom, and that any and all personal liability for breaches by such Committed Purchaser or Conduit Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Amendment; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

KONINKLIJKE BUNGE B.V. (f/k/a Bunge Finance B.V.), as Subordinated Lender and Master Servicer

By:/s/ Ayça Arisoy Kilic
Name: Ayça Arisoy Kilic
Title: Director

By: /s/ A.J. de Lange
Name: A.J. de Lange
Title: Director

BUNGE SECURITIZATION B.V., as Seller

By: /s/ G.J. Aarnoudse
Name: G.J. Aarnoudse
Title: Proxy Holder B

By:/s/ D.M.A. Spreeuwers
Name: D.M.A. Spreeuwers
Title: Proxy Holder A

[Signature to First Amendment to the Subordinated Loan Agreement]

COÖPERATIEVE RABOBANK U.A. (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.), as Administrative Agent

By: /s/ J.J. van der Sluis
Name: J.J. van der Sluis
Title: Executive Director

By: /s/ J.A.L van Vliet
Name: J.A.L van Vliet
Title: Director Asset Based Finance

[Signature to First Amendment to the Subordinated Loan Agreement]